RETURN TO TREASURY AGREEMENT

THIS AGREEMENT made effective as of October 28, 2009

BETWEEN:

TECHNOLOGY PUBLISHING, INC., a Nevada company having its office at
Suite 1404 – 510 West Hastings Street, Vancouver, BC V6B 1L8

(the “Company”)

AND:

EDWARD DERE a businessman having an address at 7267 de Pontoise, St.
Leonard, Quebec H1S 2B1

(the “Shareholder”)

WHEREAS:

A.           The Shareholder is the registered and beneficial owner of 20,000,000 shares (the “Surrendered Shares”) of the Company’s common stock;

B.           The Shareholder has agreed to return the Surrendered Shares to the treasury of the Company for the sole purpose of the Company retiring the Surrendered Shares; and

C.           As consideration for the return of the Surrendered Shares by the Shareholder, the Company has agreed to indemnify the Shareholder for any possible liabilities arising from, or in any way attributable to, the Shareholder’s prior service as a director and/or officer of the Company.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the sum of $1.00 now paid by the Company to the Shareholder and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereby agree as follows:

Surrender of Surrendered Shares

1.           The Shareholder hereby surrenders to the Company the Surrendered Shares and delivers to the Company herewith a share certificate or certificates representing the Surrendered Shares, duly endorsed for transfer in blank, signatures guaranteed. The Company hereby acknowledges receipt from the Shareholder of the certificate(s) for the sole purpose of retiring the Surrendered Shares pursuant to this Agreement.

Retirement of Surrendered Shares

2.           The Company shall forthwith retire the Surrendered Shares pursuant to §78.283 of Chapter 78 of the Nevada Revised Statutes.

Indemnification of the Shareholder

3.           The Company hereby agrees to indemnify and hold harmless the Shareholder from and against all actions, causes of action, suits, debts, claims, liabilities, demands, proceedings, losses, costs, damages, legal fees and expenses of whatever kind or nature arising out of, or in any way attributable to, the Shareholder’s prior positions as a director and/or officer of the Company.

Representations and Warranties

4.           The Shareholder represents and warrants to the Company that he is the owner of the Surrendered Shares and that he has good and marketable title to the Surrendered Shares and that the Surrendered Shares are free and clear of all liens, security interests or pledges of any kind whatsoever.

Release

5.           The Shareholder, together with his heirs, executors, administrators, and assigns, does hereby remise, release and forever discharge the Company, its respective directors, officers, shareholders, employees and agents, and their respective successors and assigns, of and from all claims, causes of action, suits and demands whatsoever which the Shareholder ever had, now has or may have howsoever arising out of the original grant and the retirement of the Surrendered Shares.

General

6.           Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

7.           Time is of the essence to this Agreement.

8.           The provisions contained herein constitute the entire agreement between the Company and the Shareholder respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among the Company and the Shareholder with respect to the subject matter hereof.

9.           This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

10.         This Agreement is not assignable without the prior written consent of the parties hereto.

11.         This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

12.         This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery and notwithstanding the date of execution, will be deemed to be executed as of the date first above written.

13.         The Company has obtained legal advice concerning this Agreement and has requested that the Shareholder obtain independent legal advice with respect to same before executing it. In executing this Agreement, the Shareholder represents and warrants to the Company that he has been advised to obtain independent legal advice, and that prior to the execution of this Agreement he has obtained independent legal advice or has, in his discretion, knowingly and willingly elected not to do so.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first above written.

TECHNOLOGY PUBLISHING, INC.

Per:	/s/ Mark Sampson
Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
EDWARD DERE in the presence of:	)
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Signature	)
	)	/s/ Edward Dere
Print Name	)	EDWARD DERE
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